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                                   EXHIBIT 5
                                 LEGAL OPINION

                                                                       EXHIBIT 5


                                 BAKER & DANIELS
                            300 NORTH MERIDIAN STREET
                                   SUITE 2700
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-0300


June 17, 2000


Lynch Corporation
50 Kennedy Plaza, Suite 1250
Providence, Rhode Island 02903

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Lynch Corporation, an Indiana corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), registering 300,000 shares of the Company's Common Stock, $0.01 par value (the "Shares"), pursuant to the Company's 2001 Equity Incentive Plan (the "Plan").

         For purposes of this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the law of the State of Indiana.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                 Very truly yours,


                                 /s/ BAKER & DANIELS
                                 --------------------------------
                                 BAKER & DANIELS